Exhibit 5.1

August 25, 2026

ZeroStack Corp.

2626 Cole Ave, Suite 300

Dallas, TX 75204

Ladies and Gentlemen:

We have acted as counsel to ZeroStack Corp., a Texas corporation (the “Company”), in connection with the Post-Effective Amendment to the following registration statements on Form S-8 previously filed with the Securities and Exchange Commission (collectively, the “Original Registration Statements”): (i) File No. 333-292385, (ii) File No. 333-291612, (iii) File No. 333-282022, (iv) File No. 333-275576, (v) File No. 333-266400, (vi) File No. 333-262660, and (vii) File No. 333-259198 with respect to the Company’s adoption of the Original Registration Statements previously filed by ZeroStack Corp., an Ontario Corporation (the “Predecessor Registrant”). In accordance with Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), the Post-Effective Amendment is being filed by the Company to adopt the Original Registration Statements as its own registration statement, as successor to the Predecessor Registrant, for all purposes of the Securities Act. “Registration Statements” as used herein refers to the Original Registration Statements after giving effect to the Post-Effective Amendment. The Registration Statements relate to the registration of the Shares (as defined below) issuable in respect of awards under the Company’s 2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024, June 30, 2025, December 19, 2025 and July 20, 2026, and the Company’s Stock Option Plan and previous iterations of such plans (collectively, the “Plans”).

On August 18, 2026 the Company changed its jurisdiction of incorporation from the Province of Ontario, Canada, to the State of Texas pursuant to a plan of conversion (the "Continuance"). The Continuance was approved by the Company's shareholders in accordance with the corporate laws of Ontario, Canada at an annual and special meeting of shareholders held on July 20, 2026. Pursuant to the Continuance, all compensation or benefit plans of the Company in effect immediately prior to the Continuance continued to be compensation or benefit plans of the Company following the Continuance, including the Plans. Additionally, each equity-based award issued pursuant to the Plans relating to the common shares, no par value, of the Registrant as an Ontario Corporation that was outstanding immediately prior to the Continuance (the "Ontario Awards") was converted into an equivalent award relating to the common stock, par value $0.0001 per share, of the Registrant as a Texas corporation (the "Shares," and such awards, collectively, the "Company Awards"). The Company Awards are subject to substantially the same terms and conditions as the Ontario Awards.

This opinion is being furnished at the Company's request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements or the prospectus forming a part thereof, other than as to the issuance of the Shares.

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statements, the Plans, the Certificate of Formation of the Company, the Bylaws of the Company, and corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion. We have assumed that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of any participants thereunder. We have further assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, the truthfulness of all statements of fact contained therein, and that the Shares will be issued in accordance with the terms of the Plans.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Plans and assuming that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised and paid for, for consideration at least equal to the par value thereof, in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the offer and sale of the Shares shall have been duly authorized and, when and to the extent that the Shares are issued in accordance with the foregoing, such Shares will be legally issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the Texas Business Organizations Code, as amended.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and the reference to this firm therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Dorsey & Whitney LLP

NAA/JDP